EXHIBIT 99.4

Press Release
www.shire.com

Holding(s) in Company

April 23, 2018 – Shire plc (LSE: SHP, NASDAQ: SHPG)

1a. Identity of the issuer or the underlying issuer of existing shares to which voting rights are attachedii:	Shire plc (LEI: 54930005LQRLI2UXRQ59)
1b. Please indicate if the issuer is a non-UK issuer (please mark with an “X” if appropriate)
Non-UK issuer
2. Reason for the notification (please mark the appropriate box or boxes with an “X”)
An acquisition or disposal of voting rights	X
An acquisition or disposal of financial instruments
An event changing the breakdown of voting rights
Other (please specify)iii:
3. Details of person subject to the notification obligationiv
Name	Susan Kilsby (Chairman of Shire plc and proxy holder)
City and country of registered office (if applicable)
4. Full name of shareholder(s) (if different from 3.)[v]
Name	Third parties holding ADRs on behalf of the person identified in box 3 and shareholders appointing (i) the Chairman of Shire plc as proxy and (ii) a designate of Shire plc as proxy.
City and country of registered office (if applicable)
5. Date on which the threshold was crossed or reachedvi:	April 22, 2018
6. Date on which issuer notified (DD/MM/YYYY):	April 23, 2018
7. Total positions of person(s) subject to the notification obligation
% of voting rights attached to shares (total of 8. A)	% of voting rights through financial instruments (total of 8.B 1 + 8.B 2)	Total of both in % (8.A + 8.B)	Total number of voting rights of issuervii
Resulting situation on the date on which threshold was crossed or reached	6.41%	6.41%	912,293,361
Position of previous notification (if applicable)

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

8. Notified details of the resulting situation on the date on which the threshold was crossed or reachedviii
A: Voting rights attached to shares
Class/type of shares ISIN code (if possible)	Number of voting rightsix			% of voting rights
	Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)		Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)	Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)
JE00B2QKY057 (Shire plc Ordinary Shares of 5 pence each)			58,466,123		6.41%

SUBTOTAL 8. A	58,466,123			6.41%

B 1: Financial Instruments according to Art. 13(1)(a) of Directive 2004/109/EC (DTR5.3.1.1 (a))
Type of financial instrument	Expiration date[x]		Exercise/ Conversion Periodxi	Number of voting rights that may be acquired if the instrument is exercised/converted.	% of voting rights

			SUBTOTAL 8. B 1

B 2: Financial Instruments with similar economic effect according to Art. 13(1)(b) of Directive 2004/109/EC (DTR5.3.1.1 (b))
Type of financial instrument	Expiration date[x]	Exercise/ Conversion Period xi	Physical or cash settlementxii	Number of voting rights	% of voting rights

			SUBTOTAL 8.B.2

9. Information in relation to the person subject to the notification obligation (please mark the applicable box with an “X”)
Person subject to the notification obligation is not controlled by any natural person or legal entity and does not control any other undertaking(s) holding directly or indirectly an interest in the (underlying) issuerxiii			X
Full chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held starting with the ultimate controlling natural person or legal entityxiv (please add additional rows as necessary)
Namexv	% of voting rights if it equals or is higher than the notifiable threshold	% of voting rights through financial instruments if it equals or is higher than the notifiable threshold	Total of both if it equals or is higher than the notifiable threshold

10. In case of proxy voting, please identify:
Name of the proxy holder		Susan Kilsby (Chairman of Shire plc)
The number and % of voting rights held		58,440,653 / 6.41%
The date until which the voting rights will be held		The conclusion of Shire plc’s Annual General Meeting to be held on April 24, 2018, or any adjournment thereof.

11. Additional informationxvi
The number of indirect voting rights includes 58,440,653 voting rights, being the maximum number of discretionary proxy votes held by the Chairman of Shire plc pursuant to proxies received in respect of the resolutions to be considered by shareholders at the Shire plc Annual General Meeting to be held on April 24, 2018. These voting rights will expire immediately upon the conclusion of the Annual General Meeting, or any adjournment thereof. The appointment of a proxy shall not preclude a shareholder of Shire plc from attending and voting in person at the Annual General Meeting.

Place of completion	Dublin, Ireland
Date of completion	April 23, 2018

For further information please contact:

Investor Relations
Christoph Brackmann	christoph.brackmann@shire.com	+41 795 432 359
Sun Kim	sun.kim@shire.com	+1 617 588 8175
Robert Coates	rcoates@shire.com	+44 203 549 0874

Media
Katie Joyce	kjoyce@shire.com	+1 781 482 2779

NOTES TO EDITORS

About Shire

Shire is the global leader in serving patients with rare diseases. We strive to develop best-in-class therapies across a core of rare disease areas including hematology, immunology, genetic diseases, neuroscience, and internal medicine with growing therapeutic areas in ophthalmics and oncology. Our diversified capabilities enable us to reach patients in more than 100 countries who are struggling to live their lives to the fullest.

We feel a strong sense of urgency to address unmet medical needs and work tirelessly to improve people’s lives with medicines that have a meaningful impact on patients and all who support them on their journey.

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